AMENDED SCHEDULE A
                            DATED SEPTEMBER 15, 2016
                     TO THE ADVISORS' INNER CIRCLE FUND III
                               DISTRIBUTION PLAN
                              DATED MAY 15, 2014,
                            AS AMENDED AND RESTATED
                                 MARCH 3, 2015


     Pursuant to Section 1 of the Plan and subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, distribution fees for the following Fund(s), and/or classes thereof, shall not exceed the amounts listed below:



Fund                                                Class of Shares       Fee

Rothschild Larch Lane Alternatives Fund                Investor          0.25%
Knights of Columbus Core Bond Fund                     Investor          0.25%
Knights of Columbus Limited Duration Bond Fund         Investor          0.25%
Knights of Columbus Large Cap Growth Fund              Investor          0.25%
Knights of Columbus Large Cap Value Fund               Investor          0.25%
Knights of Columbus Small Cap Equity Fund              Investor          0.25%
Knights of Columbus International Equity Fund          Investor          0.25%
SGA International Equity Fund                          Investor          0.25%
SGA International Small Cap Equity Fund                Investor          0.25%
SGA International Equity Plus Fund                     Investor          0.25%
SGA Global Equity Fund                                 Investor          0.25%
RWC Global Emerging Equity Fund                        Class N           0.25%